Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Toys "R" Us, Inc. Non-Employee Directors' Stock Unit Plan, Stock Option Plan and Deferred Compensation Plan of our report dated March 10, 1999, with respect to the consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended January 30, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP

New York, New York
July 6, 1999